GAUCHO GROUP HOLDINGS, INC.

GAUCHO BUENOS AIRES | ALGODON MANSION BUENOS AIRES | ALGODON WINE ESTATES WELLNESS RESORT | ALGODON WINE ESTATES PRIVATE ESTANCIAS | ALGODON FINE WINES SAN RAFAEL, MENDOZA

July 30, 2020

Dear Stockholder:

I sincerely hope you and your loved ones are all safe and healthy. I know COVID-19 has had a dramatic effect on all of us in some way.

The Past and The Present

Let's first address the bad news, and then we can discuss what your company has accomplished during this global shutdown and how we are positioning ourselves going forward. We all are going through a "perfect storm" on the economic and business fronts, to say nothing of the human loss and suffering. COVID-19 has had a huge negative effect on our company in many ways, all of which you likely know about: corporate offices closed, Algodon Mansion hotel closed, winery operations and Algodon Wine Estates closed, Gaucho factories and vendors closed, borders for importing product mostly closed, and our fulfillment center closed. That's the bad news. It has been really horrible, yet we have survived by making business and personal sacrifices to keep the business going. I sincerely thank all our internal team members who have worked so hard, and remained so focused, during the pandemic to keep things on track and moving forward.

As I see it, we had two choices. First, we could just throw in the towel and become a victim, a failure like the thousands of other businesses we read about daily. Second, we could make immediate and radical changes in our business, in our expenses, and in our focus. We chose option # 2. They say "in crisis you can find opportunity," and we think we have. We used this time to negotiate out of the lease on our New York City office space, renegotiate with vendors, effect an internal restructuring and take many other measures which, when the dust settles, should save the company approximately $1.5 million in annual expenses. Personally, I have agreed to a voluntary (and self-initiated) salary reduction to $62,000 per year (though the unpaid portion will accrue and hopefully get paid after we have accomplished our IPO or uplisting on Nasdaq). And post-IPO, I do believe we should be able to achieve

an additional $300-500,000 in additional annual cost reductions.

The Future

Now let's talk about the future: it is widely acknowledged that COVID-19 has greatly accelerated participation in the digital (e-commerce) marketplace. Indeed, global wine sales have benefited greatly from that and for us this is now front and center in our e-commerce initiatives. During the pandemic, our U.S. wine importer merged with Taub Imports, a larger wine importer with direct relationships across multiple sales channels, as well as the e-commerce distributer VinPorter.com, who ships to 47 states (essentially any state besides Utah, Mississippi, Kentucky). VinPorter will not only carry our wines on their own platform but will also serve as fulfillment center for our own U.S. website AlgodonFineWines.com. We anticipate AlgodonFineWines.com will relaunch with a brand-new website in the coming weeks, with the ability to take orders online for U.S. customers for the first time in our history. The newly launched website will include a Wine Club offering several benefits to customers who sign up for membership, as well as discounts for our stockholders. We will send out an announcement upon our launch. We anticipate also soon being featured on VIVINO.com, the world's largest online wine marketplace. As of 2019, VIVINO had a wine database containing more than 10 million different wines, with 35 million users. Please download VIVINO's app on your smart phone and give as many great Algodon wine reviews as you can!

GET THE VIVINO APP

We have also recently launched a DTC (Direct to Consumer) e-commerce wine sales initiative in Argentina, and it is already performing beyond our initial expectations. 2021 will be the 75th anniversary of our 1946 vineyards and we anticipate working with our USA and European importer to make some noise within the wine world as we introduce a 75th Anniversary Malbec blend as well as a new white wine blend using Chardonnay and Pinot Noir.

I am proud and excited to also announce that in 2021, our esteemed winemaker, Mauro Nosenzo, is slated to produce the first in a series of signature wines under his name. The Mauro Nosenzo Signature Collection is an altogether new label by Algodon. Developing and pursuing new initiatives such as these are only possible since we now have multiple e-commerce platforms, which logistically includes relationships with manufacturing, warehousing and fulfillment partners, allowing us to create, produce, market and sell goods across various industries. We anticipate that Mauro will be highly active in this new wine line's promotion, by hosting virtual wine tastings with press and media, as well as with our Wine Club members and stockholders.

We no longer view the company, and are no longer positioning the company, as Argentina-centric, but instead an e-commerce luxury goods company. We seek now to take advantage of what has in prior years wreaked havoc on our stockholder equity (paper losses on our financials per GAAP U.S. accounting rules) resulting from the ongoing and deep devaluation of the Argentine peso. We intend to now take advantage of the devalued peso as we produce our wines there, as well as many of the Gaucho products, so we think we will be in a position to produce in devalued pesos,

and sell in U.S. dollars, and this has significant financial potential. To put this in perspective, when we first started our business in Argentina, the official exchange rate was three ARG pesos to one U.S. dollar. Today on the blue market, it is 130 ARG pesos to one U.S. dollar (yes, 130 to 1). Miraculously, we have survived the 98% peso devaluation and now seek to use this to our company's advantage, if we can produce in devalued pesos and sell in USD.

What's Ahead in the Next Few Months

Our annual stockholder meeting is virtual this year, and scheduled for September 2, 2020. Once that is completed, we intend to promote and focus on our IPO and planned uplisting to Nasdaq. Post IPO, we intend to use a portion of the proceeds to improve all of our existing operations, from Algodon Mansion, to Algodon Wine Estates, to the winery expansion (now 519,000 liters, or approximately 648,000 bottle equivalent). Please note, this capacity refers to roughly 1/3 of the wine in tanks preparing to be placed in oak barrels, 1/3 of the wine aging in oak barrels, and the final 1/3 stored in bottles awaiting maturity and then sales. Other planned initiatives for Q4 2020/Q1 2021 include Gaucho Casa. This new segment is based on a belief that COVID-19 has forever changed the consumer landscape and more time will be spent at home, so we want to offer affordable personal luxury items for the home under the Gaucho Casa brand. Argentina's "La Belle Époque" and rich Polo heritage serve as a reliable source of inspiration for a multitude of luxury consumer goods. Also, this planned e-commerce website will feature a collection of small, luxury, gaucho-inspired personal home goods and soft-furnishings, drink and barware (wine and champagne buckets), bedding and linens, and home accents, décor and hardware such as contemporary high-end leather products, candlesticks, serving trays, picture frames and robes.

More than a year ago the company purchased an additional 2,000+ acres contiguous to our current property. The purchase contract provided for three year payment terms. However, because of COVID-19, and the seller's desire for cash, we were able to negotiate a reduction of $150,000 off the purchase price if we complete payment in 2020, which we intend to do. Currently, there are no prohibitions on drilling water wells so we have already achieved provincial approval to drill two new wells on our existing property and once we have fully paid for the additional 2,000 acres, we shall drill additional water wells there as well, thereby dramatically increasing the value of those assets. As they say, water in the desert is gold.

We will of course continue to emphasize improving our sales and the company's fundamentals. To get our story out, both for our products and our stock price, we do think a successful uplisting to Nasdaq will give us important exposure for our products and company. Also, I am excited to report that through some personal contacts I have in the world of professional boxing, Gaucho branding will be on the shorts and robes of roughly 40 nationally televised professional fights in the coming months, on ESPN, Showtime, CBS, DAZN and more. We will send a schedule out for you all to see. We look to grow Gaucho into a world-recognized brand, and as I have said before, we have not come this far to only come this far.

We are excited to announce that Mr. Reuben Cannon has been appointed as a new independent member of our Board of Directors. A Nasdaq listing requires additional independent board members, so in addition to Mr. Cannon we have two new Board

members waiting in the wings and are expected to formally join the Board once the uplisting is approved.

Thanks, and stay well,

Sincerely,

Scott L. Mathis
Founder, Chief Executive Officer and
Chairman of the Board of Directors
smathis@gauchoholding.com
www.GauchoHoldings.com

VISIT GAUCHO HOLDINGS' WEBSITE

IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION.

GAUCHO GROUP HOLDINGS, INC.